Number 482905

Certificate of Incorporation

DAC - Designated Activity Company (limited by shares)

I hereby certify that

CHC LEASING (IRELAND) DESIGNATED ACTIVITY COMPANY

formerly registered as Single member private company limited by shares
has this day been re-registered under the Companies
Act 2014 as DAC - Designated Activity Company (limited by shares)

Given under my hand at Dublin, this

Wednesday, the 30th day of November, 2016

Pár Dé

for Registrar of Companies.

Number 482905

Certificate of Incorporation on change of name

I hereby certify that

JUSTINVALE LIMITED

having, by a Special Resolution of the Company,
and with the approval of the Registrar of Companies,
changed its name, is now incorporated
as a limited company under the name

CHC LEASING (IRELAND) LIMITED

and I have entered such name on the Register accordingly.

Given under my hand at Dublin, this

Monday, the 1st day of November, 2010

for Registrar of Companies

7005134/1

Number 482905

DUPLICATE FOR THE FILE

1229590

Certificate of Incorporation

I hereby certify that

JUSTINVALE LIMITED

is this day incorporated under
the Companies Acts 1963 to 2009,
and that the company is limited.

Given under my hand at Dublin, this
Friday, the 9th day of April, 2010

for Registrar of Companies

Certificate handed to/posted to:* *Company Bureau Formations Limited*
Bayview House
49 North Strand Road
Dublin 3

BY COURIER
12 APR 2010

Signed: ______________________ *Date:* __________

**Delete as appropriate*